CUSIP NO. 682426 10 1

  NUMBER                      One World Online.com, Inc.              SHARES

                   AUTHORIZED COMMON STOCK, 100,000,000 SHARES
                           PAR VALUE $.001 PER SHARE



THIS CERTIFIES THAT


IS THE RECORD HOLDER OF


          *****Shares of ONE WORLD ONLINE.COM, INC. Common Stock***** transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
    This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.




   Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

               Dated:


[COMPANY SEAL]

                    _________________________      ____________________________
                                    SECRETARY                         PRESIDENT